                                  SEITEL, INC.

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               TO BE HELD TUESDAY

                                 JULY 18, 1995

To Our Stockholders:

  You are cordially invited to attend the Annual Meeting of Stockholders of Seitel, Inc. ("the Company") to be held on Tuesday, July 18, 1995, at 10:00 a.m. at the Company's Headquarters, 50 Briar Hollow Lane, 7th Floor West, Houston, Texas 77027, for the following purposes:

  1. To elect eight directors to serve until the 1996 Annual Meeting;

  2. To approve the Seitel, Inc. 1995 Shareholder Value Incentive Bonus Plan;

  3. To approve certain amendments to the Seitel, Inc. 1993 Incentive Stock Option Plan;

  4. To approve the appointment of Arthur Andersen LLP as independent certified public accountants for the Company for the year ending December 31, 1995; and

  5. To transact such other business as may properly come before the meeting or any adjournment of the meeting.

  Only stockholders of record at the close of business on May 19, 1995, will be entitled to notice of and to vote at the meeting.

  Please sign, date and mail the enclosed proxy in the enclosed envelope, which requires no postage if mailed in the United States, so that your shares will be represented at the meeting.

                                          By Order of the Board of Directors,

                                          Debra D. Valice
                                          Corporate Secretary

June 5, 1995
Houston, Texas

                                  SEITEL, INC.
                      50 BRIAR HOLLOW LANE, 7TH FLOOR WEST
                               HOUSTON, TX 77027

                           -------------------------

                                PROXY STATEMENT

                           -------------------------

  The accompanying proxy is solicited on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on Tuesday, July 18, 1995, and at any adjournment of the meeting. The proxy may be revoked at any time before it is exercised by notice, in writing, to the Secretary of the Company, or by a later dated proxy delivered to the Secretary of the Company at any time before the voting, or by appearing at the meeting and voting in person. The proxy, when properly executed and returned, will be voted in accordance with the instructions contained therein. A proxy received by management which does not withhold authority to vote or on which no specifications have been indicated will be voted (i) in favor of the nominees for members of the Board of Directors of the Company named in item 1 of the proxy, (ii) in favor of the adoption of the Seitel, Inc. 1995 Shareholder Value Incentive Bonus Plan, (iii) in favor of the adoption of the amendments to the Seitel, Inc. 1993 Incentive Stock Option Plan, and (iv) for approval of the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 1995.

  The Board of Directors has fixed the close of business on May 19, 1995, as the record date for the meeting. On that date, the Company had outstanding 9,168,582 shares of Common Stock. Only stockholders of record at the close of business on that date will be entitled to vote at the meeting or at any adjournment of the meeting. Each such stockholder will be entitled to one vote for each share held and may vote in person or by proxy authorized in writing.

  The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum. The election of directors will require the favorable vote of the holders of a plurality of the shares of Common Stock present, in person or by proxy, at the Annual Meeting and entitled to vote thereon. Approval of the Seitel, Inc. 1995 Shareholder Value Incentive Bonus Plan, of the amendments to the Seitel, Inc. 1993 Incentive Stock Option Plan and of the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 1995, will require the favorable vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, at the Annual Meeting and entitled to vote thereon. Under Delaware law and the Company's Certificate of Incorporation and Bylaws, abstentions and broker non-votes have no effect on the election of directors since directors are elected by a plurality vote. With respect to the other proposals to be decided at the meeting, abstentions are counted as a vote against a proposal, and broker non-votes (and other limited proxies), although considered present for quorum purposes, are not considered part of the voting power present at the meeting with respect to that proposal. Thus, broker non-votes have the effect of reducing the number of shares voted in favor of such proposal (but not the percentage) that is required to approve the proposal.

  The principal executive offices of the Company are at 50 Briar Hollow Lane, 7th Floor West, Houston, Texas 77027. The proxy statement and form of proxy are being sent to stockholders on or about June 5, 1995.

                             ELECTION OF DIRECTORS

  At the meeting, eight directors are to be elected to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified. The persons named in the enclosed form of proxy have advised that, unless contrary instructions are received, they intend to vote for the eight nominees named by the Board of Directors of the Company and listed below. If, by reason of death or other unexpected occurrence, one or more of these nominees is not available for election, the persons named in the form of proxy have advised that they will vote for such substitute nominees as the Board of Directors of the Company may propose.

                                                                                            DIRECTOR
          NAME           AGE                  POSITION(S) WITH THE COMPANY                   SINCE
          ----           ---                  ----------------------------                  --------
Herbert M. Pearlman.....  62 Chairman of the Board of Directors                               1982
Paul A. Frame...........  48 Chief Executive Officer, President and Director                  1986
Horace A. Calvert.......  41 Chief Operating Officer, Executive Vice President and Director   1987
James C. Rives, Jr. ....  39 Senior Vice President and Director                               1984
David S. Lawi...........  59 Chairman of the Executive Committee and Director                 1982
Walter M. Craig, Jr. ...  41 Director                                                         1987
William Lerner..........  61 Director                                                         1985
John E. Stieglitz.......  64 Director                                                         1989

  Herbert M. Pearlman has been Chairman of the Company's Board of Directors since 1987 and served as Chief Executive Officer from 1987 through July 1992. He has served as President, Chief Executive Officer and a Director of Helm Resources, Inc. ("Helm"), an American Stock Exchange listed company with equity interests in diverse businesses, since 1980, and in June 1984, he became Helm's Chairman of the Board. Since March 1984, Mr. Pearlman has been Chairman of Intersystems, Inc. ("Intersystems"), an American Stock Exchange listed company engaged in providing services to the thermoplastic resins industry, the majority of the outstanding stock of which is owned by Helm. Since June 1990, Mr. Pearlman has served as Chairman of Unapix Entertainment, Inc. ("Unapix Entertainment"), a NASDAQ listed company engaged in multi-media entertainment. Since August 1994, he has served as Chairman of the Board of American Business Computer Corp., a NASDAQ listed company engaged in marketing and manufacture of computerized dispensing equipment.

  Paul A. Frame has been Chief Executive Officer of the Company since July 1992 and President since January 1987. He was Executive Vice President of the Company from January 1985 until his appointment as President. He was hired by the Company in August 1984 as Vice President of Marketing.

  Horace A. Calvert has been Chief Operating Officer of the Company since July 1992 and Executive Vice President since January 1987. In March 1993, Mr. Calvert was appointed President of DDD Energy, Inc., a wholly-owned subsidiary of the Company engaged in the exploration and development of oil and gas reserves. From January 1985 until his appointment as Vice President in May 1986, he was the Company's Chief Geophysicist.

  James C. Rives, Jr. has been Senior Vice President of the Company since January 1987, concentrating his efforts in marketing activities. He became Vice President of the Company in January 1985. In March 1994, he was appointed Executive Vice President of Seitel Data Corp., a wholly-owned subsidiary of the Company which develops and markets seismic data. Mr. Rives has been an employee of the Company in various marketing-oriented capacities since November 1982.

  David S. Lawi has been Chairman of the Company's Executive Committee since March 1987. He also was Assistant Secretary of the Company from May 1986 until June 1987 and from June 1989 until July 1993. Mr. Lawi has been Treasurer, Corporate Secretary and a Director of Helm since 1980, and he was its Executive Vice President from 1980 through 1992. Since March 1984, Mr. Lawi has been a Director of Intersystems and, since 1985, he has been Chairman of Intersystems' Executive Committee. Since June 1990, Mr. Lawi has been a Director of Unapix Entertainment and, since January 1993, Chairman of its Executive Committee, its Treasurer and Secretary.

  Walter M. Craig, Jr. has provided legal and business advice to the Company, from time to time, since 1984. Since 1993, he has been President of the Mezzanine Financial Fund, L.P., a limited partnership engaged in making asset based loans available to small and mid-market companies. He has served as Executive Vice President and Chief Operating Officer of Helm since August 1992. From 1984 to 1992, he was Senior Vice President of Business and Legal Affairs of Helm. Since April 1993, Mr. Craig has been a Director of Unapix Entertainment.

  William Lerner is Chairman of the Company's Audit Committee and a member of the Company's Compensation and Stock Option Committee. Since January, 1990, Mr. Lerner has been engaged in the private practice of law. From May 1990 until December 1990, he was General Counsel to Hon Development Company, a California real estate development company. From June 1986 until December 1989, Mr. Lerner was Vice President and General Counsel of The Geneva Companies, Inc., a financial services company engaged in counseling privately owned middle-market companies. Since 1985, he has been a Director of Helm. Mr. Lerner is also a Director of Rent-Way, Inc., a NASDAQ listed company headquartered in Pennsylvania that operates a chain of rental-purchase stores, and Of Counsel, Inc., a NASDAQ listed company headquartered in Texas that provides temporary lawyers and paralegals to law departments of large companies and law firms.

  John E. Stieglitz is Chairman of the Company's Compensation and Stock Option Committee and a member of the Company's Audit Committee. Since 1976, he has been President of Conspectus, Inc., a privately held company engaged in providing services in the area of executive recruitment. Mr. Stieglitz is also a Director of Helm and Intersystems.

                               EXECUTIVE OFFICERS

  The Company's executive officers who are not also directors are as follows:

                NAME              AGE        POSITION(S) WITH THE COMPANY
                ----              ---        ----------------------------
   Debra D. Valice...............  38 Chief Financial Officer, Vice President of
                                       Finance, Treasurer, and Corporate
                                       Secretary
   Jesse R. Marion...............  40 Vice President of Sales

  Debra D. Valice, CPA, is the Company's Chief Financial Officer, Vice President of Finance, Treasurer and Corporate Secretary. From March 1986 until February 1987, she was the Company's Chief Accounting Officer.

  Jesse R. Marion is the Company's Vice President of Sales and Executive Vice President of the Company's wholly-owned data brokerage subsidiary, Datatel, Inc. In March 1994, he was appointed President of Seitel Data Corp. Prior to joining the Company in April 1992, Mr. Marion was Executive Vice President-- Marketing of First Seismic Corp., a publicly traded seismic data company, from January 1989 until April 1992.

  Officers serve at the discretion of the Board.

           BOARD OF DIRECTORS, COMMITTEES AND ATTENDANCE AT MEETINGS

  During 1994, the Company's Board of Directors held five meetings. All of the directors of the Company attended at least 75% of the total number of meetings of the Board of Directors and of meetings held by all committees of the Board on which he served during 1994.

  The Board of Directors has a standing Audit Committee, Compensation and Stock Option Committee, and Executive Committee. The Board of Directors does not have a Nominating Committee.

  During 1994, the Audit Committee was comprised of Messrs. Stieglitz and Lerner. The Audit Committee held one meeting during 1994. The functions of the Audit Committee are to select the independent public accountants of the Company, to review with them the Company's financial statements, to review the Company's financial systems and controls and to oversee other matters relating to the integrity of the Company's finances and financial statements as the Committee may consider appropriate.

  During 1994, Messrs. Pearlman, Frame, Calvert and Lawi acted as the Executive Committee. The function of the Executive Committee is to act on an interim basis for the full Board. The Executive Committee did not meet officially separately from the entire Board of Directors during 1994.

  During 1994, the Compensation and Stock Option Committee ("Compensation Committee") was comprised of Messrs. Stieglitz and Lerner. The Compensation Committee reviews and recommends to the Board of Directors the compensation, promotion and employment agreements of officers of the Company, the terms of any proposed employee benefit arrangements, and the granting of awards under such arrangements. The Compensation Committee did not meet officially separately from the entire Board of Directors during 1994; however, it did authorize certain transactions through the execution of four unanimous written consents during 1994.

                              BENEFICIAL OWNERSHIP

  The following table sets forth certain information regarding the beneficial ownership of the Common Stock, as of May 25, 1995, by (i) persons known to the Company to be beneficial owners of more than 5% of the Common Stock, (ii) each of the Company's directors who owns shares of the Common Stock, (iii) the Chief Executive Officer and each of the four other most highly compensated executive officers (collectively, the "named executive officers"), and (iv) all directors and executive officers of the Company as a group.

                                                        AMOUNT AND
                                                         NATURE OF
                                                        BENEFICIAL    PERCENTAGE
NAME AND ADDRESS OF BENEFICIAL OWNER                  OWNERSHIP(1)(2)  OF CLASS
- ------------------------------------                  --------------- ----------
Driehaus Capital Management, Inc.....................      831,900       9.1%
25 East Erie Street
Chicago, IL 60611

Horace A. Calvert....................................      530,601(3)    5.6%
50 Briar Hollow Lane
7th Floor West
Houston, TX 77027

Paul A. Frame........................................      513,080(4)    5.4%
50 Briar Hollow Lane
7th Floor West
Houston, TX 77027

Twentieth Century Companies, Inc.....................      460,000(5)    5.0%
4500 Main Street
Kansas City, MO 64141

Herbert M. Pearlman..................................      369,719(6)    3.9%
93 Mason Street
Greenwich, CT 06830

David S. Lawi........................................      254,576(7)    2.7%
93 Mason Street
Greenwich, CT 06830

James C. Rives, Jr...................................      150,957(8)    1.6%
50 Briar Hollow Lane
7th Floor West
Houston, TX 77027

Jesse R. Marion......................................       44,826(9)      *
50 Briar Hollow Lane
7th Floor West
Houston, TX 77027

                                             (Table continued on following page)

                                                       AMOUNT AND
                                                        NATURE OF
                                                       BENEFICIAL     PERCENTAGE
NAME AND ADDRESS OF BENEFICIAL OWNER                 OWNERSHIP(1)(2)   OF CLASS
- ------------------------------------                 ---------------  ----------
Walter M. Craig, Jr................................        21,230(10)       *
145 Mason Street
Greenwich, CT 06830

William Lerner.....................................         9,585(11)       *
423 East Beau Street
Washington, PA 15301

John E. Stieglitz..................................         5,000(11)       *
Conspectus, Inc.
222 Purchase Street
Rye, NY 10580

All directors and executive officers as a group (10
 persons)..........................................     2,044,137(12)    19.2%

- --------
*  Less than 1%
(1) Except as otherwise noted, each named holder has, to the best of the Company's knowledge, sole voting and investment power with respect to the shares indicated.
(2) Includes shares that may be acquired within 60 days by any of the named persons upon exercise of any right.
(3) Includes 23,002 and 355,023 shares which may be acquired from the Company within 60 days upon exercise of options and common stock purchase warrants, respectively. The exercise prices of the options range from $2.80 to $5.57 per share, and the exercise prices of the common stock purchase warrants range from $11.25 to $24.00 per share.
(4) Includes 21,719 and 345,399 shares which may be acquired from the Company within 60 days upon exercise of options and common stock purchase warrants, respectively. The exercise prices of the options range from $3.11 to $5.57 per share, and the exercise prices of the common stock purchase warrants range from $13.05 to $24.00 per share.
(5) Pursuant to the Schedule 13G filed with the Securities and Exchange Commission on or about February 10, 1995, the shares owned of record by Twentieth Century Companies, Inc. are beneficially owned by Twentieth Century Companies, Inc., Investors Research Corporation, Twentieth Century Investors, Inc. and James E. Stowers, Jr.
(6) Includes 245,291 shares which may be acquired from the Company within 60 days upon exercise of common stock purchase warrants. The exercise prices of the common stock purchase warrants range from $13.05 to $32.00 per share.
(7) Includes 202,863 shares which may be acquired from the Company within 60 days upon exercise of common stock purchase warrants. The exercise prices of the common stock purchase warrants range from $13.05 to $32.00 per share.
(8) Includes 131,000 shares which may be acquired from the Company within 60 days upon exercise of common stock purchase warrants. The exercise prices of the common stock purchase warrants range from $11.25 to $24.00 per share.
(9) Includes 6,666 and 10,577 shares which may be acquired from the Company within 60 days upon exercise of options and common stock purchase warrants, respectively. The exercise prices of the options range from $15.00 to $30.00 per share, and the exercise price of the common stock purchase warrants is $24.00 per share.
(10) Includes 21,230 shares which may be acquired from the Company within 60 days upon exercise of common stock purchase warrants at an exercise price of $32.00 per share.
(11) Includes 5,000 shares which may be acquired from the Company within 60 days upon exercise of options at an exercise price of $30.50 per share.
                                         (Footnotes continued on following page)

(12) Includes an aggregate of 1,466,125 shares which may be acquired from the Company within 60 days upon exercise of 71,230 options and 1,394,895 common stock purchase warrants, respectively, by the group of 10 persons which comprises all executive officers and directors. The exercise prices of the options range from $2.80 to $30.50 per share, and the exercise prices of the common stock purchase warrants range from $11.25 to $32.00 per share.

                             EXECUTIVE COMPENSATION

  The following table sets forth certain summary information concerning the compensation awarded to, earned by or paid to the named executive officers for the years indicated.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                                        COMPENSATION
                                                                       --------------
                                        ANNUAL COMPENSATION                AWARDS
                              ---------------------------------------- --------------
   NAME AND PRINCIPAL                                  OTHER ANNUAL    STOCK OPTIONS/    ALL OTHER
        POSITION         YEAR SALARY($) BONUS($)(1) COMPENSATION($)(2)    SARS(#)     COMPENSATION($)
   ------------------    ---- --------- ----------- ------------------ -------------- ---------------
Paul A. Frame........... 1994 $136,193   $955,213        $684,006         292,728(3)      $94,990(4)
 Chief Executive Officer 1993 $132,612   $422,034        $390,262         212,709         $60,945
 and President           1992 $128,750   $313,176        $271,117         212,709         $25,447

Horace A. Calvert....... 1994 $136,193   $955,213        $684,006         292,728(3)      $94,990(4)
 Chief Operating Officer 1993 $132,612   $449,576        $390,262         212,709         $60,945
  and Executive          1992 $128,750   $313,176        $271,642         212,709         $25,447
  Vice President

Herbert M. Pearlman..... 1994 $115,569   $897,141              --         251,740(3)      $94,990(4)
 Chairman of the         1993 $112,861   $544,756              --         165,677         $60,945
 Board of Directors      1992 $109,716   $377,518              --         165,677         $25,447

David S. Lawi........... 1994 $ 56,098   $448,570              --         166,884(3)      $94,990(4)
 Chairman of the Execu-  1993 $ 54,784   $272,378              --         123,249         $60,945
  tive                   1992 $ 54,926   $188,759              --         123,249         $25,447
 Committee

Jesse R. Marion......... 1994 $ 75,000   $  6,620        $932,644          30,577         $ 3,000(5)
 Vice President of Sales 1993 $ 40,000   $ 16,397        $630,122          10,000         $ 4,497
                         1992 $ 30,000   $  2,085        $149,344          15,000              --

- --------
(1) Includes bonuses based on the Company's pre-tax profits and, for each of Messrs. Frame and Calvert, bonuses based on the Company's stock performance of $237,500 in 1994.
(2) Includes commissions based on sales.
(3) Awards in 1994 include repricings toward the target price established in July 1992 of certain awards originally granted in 1990. One class of stock options (common stock purchase warrants) were repriced once during 1994 and another class of stock options (common stock purchase warrants) were repriced on three occasions during 1994. See "OPTION/SAR GRANTS IN 1994".
(4) Includes amounts paid pursuant to the program (the "Incentive Compensation Program") pursuant to which between 2 1/2% and 5% of the revenue generated annually by seismic creation programs that have fully recouped their direct costs is distributed to certain officers and key employees, and amounts contributed by the Company to its 401(k) Savings Plan (the "401(k) Plan") on behalf of such named executive officers as discretionary and matching contributions. Includes $90,370 contributed by the Company pursuant to its Incentive Compensation Program, and $4,620 contributed by the Company as 401(k) Plan matching contributions.
(5) Includes $3,000 contributed by the Company as 401(k) Plan matching contributions.

  The following table sets forth certain information with respect to options to purchase Common Stock granted during the year ended December 31, 1994 to each of the named executive officers.

                           OPTION/SAR GRANTS IN 1994

                                        INDIVIDUAL GRANTS
                         -------------------------------------------------
                                                                             POTENTIAL REALIZABLE
                                                                           VALUE AT ASSUMED ANNUAL
                                         PERCENT                             RATES OF STOCK PRICE
                          NUMBER OF      OF TOTAL                          APPRECIATION FOR OPTION
                          SECRITIES    OPTIONS/SARS                                TERM(4)
                          UNDERLYING    GRANTED TO   EXERCISE              ------------------------
                         OPTIONS/SARS  EMPLOYEES IN   OR BASE   EXPIRATION     5
          NAME            GRANTED(#)       1994     PRICE($/SH)    DATE    PERCENT($) 10 PERCENT($)
          ----           ------------  ------------ ----------- ---------- ---------- -------------
Paul A. Frame...........    80,019(1)      2.8        $11.25     02/27/95  $  284,888  $  350,563
                           132,690(1)      4.7        $14.72     12/10/00  $  652,004  $1,643,820
                           132,690(1)      4.7        $13.72     12/10/00  $1,059,689  $2,150,974
                           132,690(1)      4.7        $13.05     12/10/00  $1,051,681  $2,101,186
                            80,019(2)      2.8        $24.00     04/11/99  $  288,035  $  866,388

Horace A. Calvert.......    80,019(1)      2.8        $11.25     02/27/95  $  284,888  $  350,563
                           132,690(1)      4.7        $14.72     12/10/00  $  652,004  $1,643,820
                           132,690(1)      4.7        $13.72     12/10/00  $1,059,689  $2,150,974
                           132,690(1)      4.7        $13.05     12/10/00  $1,051,681  $2,101,186
                            80,019(2)      2.8        $24.00     04/11/99  $  288,035  $  866,388

Herbert M. Pearlman.....    86,063(1)      3.0        $11.25     02/27/95  $  306,406  $  377,042
                            79,614(1)      2.8        $14.72     02/10/00  $  391,203  $  986,292
                            79,614(1)      2.8        $13.72     12/10/00  $  635,813  $1,290,585
                            79,614(1)      2.8        $13.05     12/10/00  $  631,008  $1,260,712
                            86,063(2)      3.0        $24.00     04/11/99  $  309,791  $  931,828

David S. Lawi...........    43,635(1)      1.5        $11.25     02/27/95  $  155,352  $  191,165
                            79,614(1)      2.8        $14.72     12/10/00  $  391,203  $  986,292
                            79,614(1)      2.8        $13.72     12/10/00  $  635,813  $1,290,585
                            79,614(1)      2.8        $13.05     12/10/00  $  631,008  $1,260,712
                            43,635(2)      1.5        $24.00     04/11/99  $  157,068  $  472,448

Jesse R. Marion.........     5,000(3)      0.2        $15.00     02/07/04  $   45,131  $  116,289
                             5,000(3)      0.2        $20.00     02/07/04  $   20,131  $   91,289
                             5,000(3)      0.2        $25.00     02/07/04      *       $   66,289
                             5,000(3)      0.2        $30.00     02/07/04      *       $   41,289
                            10,577(2)      0.4        $24.00     04/11/99  $   38,073  $  114,520

- --------
(1) The options (common stock purchase warrants) ("warrants") listed were initially granted in 1990. At its July 21, 1992 meeting, the Company's
    Board of Directors accepted its Compensation Committee's recommendation to reduce the exercise price of each of these two classes of warrants by $1.00 for every $1.00 increase in the market price of the Company's Common Stock maintained for at least 30 consecutive days, until the exercise price of the warrants equals the target price of $11.25 per share established by the Compensation Committee for the warrants expiring on February 27, 1995 and $13.05 per share for the warrants expiring on December 10, 2000. This adjustment towards the target price caused the exercise price of the warrants expiring on February 27, 1995 to decrease by $.88 to the target price of $11.25 per share during the year ended December 31, 1994. This adjustment toward the target price also caused the exercise price of the warrants expiring on December 10, 2000 to have two $1.00 per share decreases and a $.67 per share decrease to the target price of $13.05 per share during the year ended December 31, 1994. No further decreases in the exercise price of these warrants can occur. The expiration dates of the warrants were not changed from those set with the initial grants in 1990.
                                         (Footnotes continued on following page)

(2) The options (common stock purchase warrants) granted in 1994 are exercisable 90 days after the grant date of April 11, 1994. The options were granted for a term of five years, subject to certain events related to termination of employment.
(3) The options granted to Mr. Marion are exercisable starting 12 months after the grant date of February 7, 1994, with 33% of the options becoming exercisable at that time and with an additional 33% of the options becoming exercisable on each successive anniversary date, with full vesting occurring on the third anniversary date. The options were granted for a term of 10 years, subject to certain events related to termination of employment.
(4) The values shown are based on the indicated assumed annual rates of appreciation compounded annually. The actual value an executive may realize will depend on the extent to which the stock price exceeds the exercise price of the options or warrants on the date the option or warrant is exercised. Accordingly, the value, if any, realized by an executive will not necessarily equal any of the amounts set forth in the table above.
    These calculations are not intended to forecast possible future appreciation, if any, of the price of the Company's Common Stock.
 * The potential realizable value will be nil because the exercise price will exceed the market price of the Company's Common Stock at the assumed rate of appreciation.

  The following table sets forth certain information with respect to the exercise of options during the year ended December 31, 1994, and unexercised options held at December 31, 1994, and the value thereof, by each of the named executive officers.

                    AGGREGATED OPTION/SAR EXERCISES IN 1994
                         AND 12/31/94 OPTION/SAR VALUES

                                                   NUMBER OF SECURITIES
                                                  UNDERLYING UNEXERCISED   VALUE OF UNEXERCISED IN-
                                                      OPTIONS/SARS AT       THE- MONEY OPTIONS/SARS
                           SHARES                       12/31/94(#)             AT 12/31/94($)
                         ACQUIRED ON    VALUE    ------------------------- -------------------------
          NAME           EXERCISE(#) REALIZED($) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           ----------- ----------- ----------- ------------- ----------- -------------
Paul A. Frame...........   81,303     $876,792     367,118           0     $2,587,723    $      0
Horace A. Calvert.......   71,679     $778,532     378,025           0     $2,710,020    $      0
Herbert M. Pearlman.....   76,114     $829,448     263,998           0     $1,575,961    $      0
David S. Lawi...........   37,709     $410,719     213,168           0     $1,464,953    $      0
Jesse R. Marion.........   10,833     $206,763      14,327      30,417     $   60,469    $191,307

EMPLOYMENT ARRANGEMENTS

 Agreements with Messrs. Frame, Calvert, Pearlman and Lawi

  Effective as of January 1, 1991, the Company entered into employment agreements with each of Messrs. Frame, Calvert, Pearlman and Lawi for service in their respective capacities set forth in the listing of directors and executive officers. During 1992, Mr. Pearlman passed the Chief Executive Officer title and duties to Mr. Frame, and Mr. Calvert added the additional title and duties of Chief Operating Officer to those he already held. The employment agreements were not revised for these changes. Each agreement is for a term of five years, renewable each year for an additional year unless either party to the agreement gives notice to the contrary. In accordance with these agreements, Messrs. Frame, Calvert, Pearlman and Lawi receive an annual base salary of $136,193, $136,193, $115,569, and $56,098, respectively.
Additionally, each of Messrs. Frame and Calvert receive a 1% commission on the first $12,000,000 in revenues for the year and 1/2% commission on revenues in excess thereof, plus an additional 1/2% commission on revenues over $12,000,000 if at least 40% of the Company's revenues are resale revenues, plus a bonus of 4% of the Company's pre-tax profits (as defined therein). Each of Messrs. Pearlman and Lawi receive an annual bonus of 5% and 2 1/2%, respectively, of the Company's pre-tax profits (as defined).

  Each of the agreements with Messrs. Frame and Calvert provide that if at any time during the term of such agreement, (i) the employment agreements of Messrs. Pearlman or Lawi are terminated by the Company prior to the stated term thereof, or (ii) Messrs. Pearlman and Lawi resign from the Company's Board of Directors prior to the expiration of the term of their employment agreements, or (iii) the majority of the members of the Company's Board of Directors is no longer nominated and supported by a majority of Messrs. Frame, Calvert, Pearlman and Lawi (each a "Change in Control"), the employee shall have the right to terminate the agreement immediately and receive from the Company all compensation required to be paid during the unexpired term thereof as well as the severance payment described below without any obligation to perform consulting services as described below. The Company believes that the Change in Control provisions in these agreements may tend to discourage attempts to acquire a controlling interest in the Company and may also tend to make the removal of management more difficult.

  Each agreement provides that if it is not renewed, the Company will pay the employee for two additional years' compensation including his then current base salary plus the average of all commissions and bonuses paid to the employee for the then prior three years. The severance payments are contingent upon the employee remaining available to perform consulting services for the benefit of the Company.

  Each agreement provides for certain noncompetition and nondisclosure covenants of the employee and for certain Company-paid fringe benefits such as an automobile allowance, disability insurance and inclusion in pension, deferred compensation, profit sharing, stock purchase, savings, hospitalization and other benefit plans in effect from time to time.

  Pursuant to the terms of these agreements, on December 10, 1990, the Company issued warrants to purchase 265,380 shares, 265,380 shares, 159,228 shares, and 159,228 shares of the Common Stock to Messrs. Frame, Calvert, Pearlman and Lawi, respectively. At December 31, 1994, one-half of such warrants are exercisable at an exercise price of $13.19 per share and expire on December 10, 1997 and the remaining one-half are exercisable at $13.05 and expire on December 10, 2000. The warrants expiring December 10, 2000 were repriced during 1994. Refer to the "OPTION/SAR GRANTS IN 1994" table and footnotes thereto for additional information. On the date of grant, the closing sale price of the Common Stock as quoted on the American Stock Exchange was $8.80 per share.


 Bonus Based On Stock Performance

  On July 21, 1992, when the stock price was $5.375, the Compensation Committee and the entire Board of Directors approved payment of a one-time $2,500,000 special shareholder value bonus to be divided among Messrs. Frame and Calvert and three other key employees upon the event of the market price of the Company's stock maintaining or exceeding $20.00 per share for at least 90 consecutive days (the "Target Date") at any time before July 21, 1997. The Target Date was achieved in June 1994. The bonus vests equally over the 12 quarters following the Target Date, contingent upon continued full-time employment, except in the event of termination without cause, death or disability in which case the balance of the bonus will be due and payable immediately.

DIRECTORS COMPENSATION

  Outside directors receive an annual fee of $10,000 for serving on the board and are reimbursed for out of pocket expenses for meeting attendance. Directors who are also employees receive no separate compensation for their services as directors.

  Nonemployee directors also participate in the Non-Employee Directors' Stock Option Plan ("the Plan"), which was approved by Company Shareholders at the 1994 Annual Meeting. Under the terms of the Plan, each non-employee director receives on the date of each annual meeting during the term of the Plan an option to purchase 1,000 shares of Common Stock at an exercise price equal to the fair market value of the Common

Stock on the date of grant. In addition, each non-employee director who is elected or appointed to the Board of Directors for the first time is granted on the date of such election or appointment an option to purchase 5,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. Options granted under the Plan become exercisable one year after the date of grant. All options expire at the earlier of five years after the date of grant, twelve months after the optionee ceases to serve as a director due to death, disability, or retirement at or after age 65, or sixty days after the optionee otherwise ceases to serve as a director of the Company. If a director ceases to serve as such for any reason other than death, disability, or retirement at or after age 65, the option may be exercised only if it was exercisable at the date of such cessation of service. During 1994, each non-employee director was granted a total of 5,000 options at an exercise price of $30.50.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Company's Compensation Committee is composed of William Lerner and John
E. Stieglitz. In 1994, John Stieglitz invested as a general partner in a partnership for which the Company's subsidiary DDD Energy, Inc. acts as managing partner. See "Certain Relationships and Related Party Transactions".

                         REPORT ON REPRICING OF OPTIONS

  The Board of Directors of the Company issued during 1990 to certain executives and directors, including the named executive officers, common stock purchase warrants to purchase shares of Common Stock at $17.13 per share and $20.72 per share. On the date of grant, the closing sale price of the Common Stock as quoted on the American Stock Exchange was $8.80 per share. To reflect the importance that the Company places on shareholder value, the Board of Directors accepted the Compensation Committee's recommendation at its July 21, 1992 meeting to reduce the exercise price of these common stock purchase warrants by $1.00 for every $1.00 increase in the market price of the Company's Common Stock, maintained for at least 30 days, until the exercise price of the warrants equals the target price established by the Compensation Committee of $11.25 per share for the $17.13 warrants and $13.05 per share for the $20.72 warrants. This repricing plan caused the exercise price of the warrants expiring on February 27, 1995 to decrease by $.88 to the target price of $11.25 per share during the year ended December 31, 1994. This repricing plan also caused the exercise price of the warrants expiring on December 10, 2000 to have two $1.00 per share decreases and a $.67 per share decrease to the target price of $13.05 per share during the year ended December 31, 1994. No further decreases in the exercise price of these warrants can occur. Details of the repricings during 1994 for the named executive officers are set forth in the "TEN YEAR OPTIONS/SAR REPRICINGS" table below.

                                          By the Compensation Committee,

                                          John E. Stieglitz, Chairman
                                          William Lerner

  The following table sets forth certain information with respect to repricing of options to purchase Common Stock and SARs during the ten years ended December 31, 1994, for any executive officer.

                       TEN YEAR OPTION/SAR REPRICINGS (1)

                                                                                           LENGTH OF
                                                                                           ORIGINAL
                                        NUMBER OF                                         OPTION TERM
                                       SECURITIES   MARKET PRICE                           REMAINING
                                       UNDERLYING   OF STOCK AT  EXERCISE PRICE           AT DATE OF
                                      OPTIONS/SAR'S   TIME OF        AT TIME       NEW     REPRICING
                                       REPRICED OR  REPRICING OR OF REPRICING OR EXERCISE     OR
          NAME                 DATE    AMENDED(#)   AMENDMENT($)  AMENDMENT($)   PRICE($)  AMENDMENT
          ----               -------- ------------- ------------ --------------- -------- -----------
Paul A. Frame........... (2)  9/18/92     80,019       $ 7.75        $17.13       $16.13   2.45 yrs.
 Chief Executive             11/28/92     80,019       $ 8.88        $16.13       $15.13   2.25 yrs.
 Officer and President        12/5/92     80,019       $ 9.25        $15.13       $14.13   2.25 yrs.
                               1/9/93     80,019       $11.25        $14.13       $13.13   2.13 yrs.
                              1/21/93     80,019       $11.63        $13.13       $12.13   2.10 yrs.
                               1/5/94     80,019       $14.00        $12.13       $11.25   1.15 yrs.

                         (3)  9/18/92    132,690       $ 7.75        $20.72       $19.72   8.30 yrs.
                             11/28/92    132,690       $ 8.88        $19.72       $18.72   8.00 yrs.
                              12/5/92    132,690       $ 9.25        $18.72       $17.72   8.00 yrs.
                               1/9/93    132,690       $11.25        $17.72       $16.72   7.92 yrs.
                              1/21/93    132,690       $11.63        $16.72       $15.72   7.88 yrs.
                               1/5/94    132,690       $14.00        $15.72       $14.72   6.93 yrs.
                              1/14/94    132,690       $15.50        $14.72       $13.72   6.90 yrs.
                              1/27/94    132,690       $15.00        $13.72       $13.05   6.87 yrs.
- -----------------------------------------------------------------------------------------------------
Horace A. Calvert....... (2)  9/18/92     80,019       $ 7.75        $17.13       $16.13   2.45 yrs.
 Chief Operating             11/28/92     80,019       $ 8.88        $16.13       $15.13   2.25 yrs.
 Officer and Executive        12/5/92     80,019       $ 9.25        $15.13       $14.13   2.25 yrs.
 Vice President                1/9/93     80,019       $11.25        $14.13       $13.13   2.13 yrs.
                              1/21/93     80,019       $11.63        $13.13       $12.13   2.10 yrs.
                               1/5/94     80,019       $14.00        $12.13       $11.25   1.15 yrs.

                         (3)  9/18/92    132,690       $ 7.75        $20.72       $19.72   8.30 yrs.
                             11/28/92    132,690       $ 8.88        $19.72       $18.72   8.00 yrs.
                              12/5/92    132,690       $ 9.25        $18.72       $17.72   8.00 yrs.
                               1/9/93    132,690       $11.25        $17.72       $16.72   7.92 yrs.
                              1/21/93    132,690       $11.63        $16.72       $15.72   7.88 yrs.
                               1/5/94    132,690       $14.00        $15.72       $14.72   6.93 yrs.
                              1/14/94    132,690       $15.50        $14.72       $13.72   6.90 yrs.
                              1/27/94    132,690       $15.00        $13.72       $13.05   6.87 yrs.
- -----------------------------------------------------------------------------------------------------
Herbert M. Pearlman..... (2)  9/18/92     86,063       $ 7.75        $17.13       $16.13   2.45 yrs.
 Chairman of the             11/28/92     86,063       $ 8.88        $16.13       $15.13   2.25 yrs.
 Board of Directors           12/5/92     86,063       $ 9.25        $15.13       $14.13   2.25 yrs.
                               1/9/93     86,063       $11.25        $14.13       $13.13   2.13 yrs.
                              1/21/93     86,063       $11.63        $13.13       $12.13   2.10 yrs.
                               1/5/94     86,063       $14.00        $12.13       $11.25   1.15 yrs.

                         (3)  9/18/92     79,614       $ 7.75        $20.72       $19.72   8.30 yrs.
                             11/28/92     79,614       $ 8.88        $19.72       $18.72   8.00 yrs.
                              12/5/92     79,614       $ 9.25        $18.72       $17.72   8.00 yrs.
                               1/9/93     79,614       $11.25        $17.72       $16.72   7.92 yrs.
                              1/21/93     79,614       $11.63        $16.72       $15.72   7.88 yrs.
                               1/5/94     79,614       $14.00        $15.72       $14.72   6.93 yrs.
                              1/14/94     79,614       $15.50        $14.72       $13.72   6.90 yrs.
                              1/27/94     79,614       $15.00        $13.72       $13.05   6.87 yrs.
- -----------------------------------------------------------------------------------------------------
James C. Rives Jr. ..... (2)  9/18/92     49,157       $ 7.75        $17.13       $16.13   2.45 yrs.
 Senior Vice President       11/28/92     49,157       $ 8.88        $16.13       $15.13   2.25 yrs.
                              12/5/92     49,157       $ 9.25        $15.13       $14.13   2.25 yrs.
                               1/9/93     49,157       $11.25        $14.13       $13.13   2.13 yrs.
                              1/21/93     49,157       $11.63        $13.13       $12.13   2.10 yrs.
                               1/5/94     49,157       $14.00        $12.13       $11.25   1.15 yrs.

                         (3)  9/18/92     37,153       $ 7.75        $20.72       $19.72   8.30 yrs.
                             11/28/92     37,153       $ 8.88        $19.72       $18.72   8.00 yrs.
                              12/5/92     37,153       $ 9.25        $18.72       $17.72   8.00 yrs.
                               1/9/93     37,153       $11.25        $17.72       $16.72   7.92 yrs.
                              1/21/93     37,153       $11.63        $16.72       $15.72   7.88 yrs.
                               1/5/94     37,153       $14.00        $15.72       $14.72   6.93 yrs.
                              1/14/94     37,153       $15.50        $14.72       $13.72   6.90 yrs.
                              1/27/94     37,153       $15.00        $13.72       $13.05   6.87 yrs.
- -----------------------------------------------------------------------------------------------------

                                             (Table continued on following page)

                                                                                          LENGTH OF
                                                                                          ORIGINAL
                                       NUMBER OF                                         OPTION TERM
                                      SECURITIES   MARKET PRICE                           REMAINING
                                      UNDERLYING   OF STOCK AT  EXERCISE PRICE           AT DATE OF
                                     OPTIONS/SAR'S   TIME OF        AT TIME       NEW     REPRICING
                                      REPRICED OR  REPRICING OR OF REPRICING OR EXERCISE     OR
         NAME                 DATE    AMENDED(#)   AMENDMENT($)  AMENDMENT($)   PRICE($)  AMENDMENT
         ----               -------- ------------- ------------ --------------- -------- -----------
David S. Lawi..........   (2)  9/18/92    43,635        $ 7.75        $17.13       $16.13   2.45 yrs.
 Chairman of the              11/28/92    43,635        $ 8.88        $16.13       $15.13   2.25 yrs.
 Executive Committee           12/5/92    43,635        $ 9.25        $15.13       $14.13   2.25 yrs.
                                1/9/93    43,635        $11.25        $14.13       $13.13   2.13 yrs.
                               1/21/93    43,635        $11.63        $13.13       $12.13   2.10 yrs.
                                1/5/94    43,635        $14.00        $12.13       $11.25   1.15 yrs.

                          (3)  9/18/92    79,614        $ 7.75        $20.72       $19.72   8.30 yrs.
                              11/28/92    79,614        $ 8.88        $19.72       $18.72   8.00 yrs.
                               12/5/92    79,614        $ 9.25        $18.72       $17.72   8.00 yrs.
                                1/9/93    79,614        $11.25        $17.72       $16.72   7.92 yrs.
                               1/21/93    79,614        $11.63        $16.72       $15.72   7.88 yrs.
                                1/5/94    79,614        $14.00        $15.72       $14.72   6.93 yrs.
                               1/14/94    79,614        $15.50        $14.72       $13.72   6.90 yrs.
                               1/27/94    79,614        $15.00        $13.72       $13.05   6.87 yrs.
- ----------------------------------------------------------------------------------------------------
Debra D. Valice........   (2)  9/18/92    36,206        $ 7.75        $17.13       $16.13   2.45 yrs.
 Chief Financial Officer,     11/28/92    36,206        $ 8.88        $16.13       $15.13   2.25 yrs.
 Vice President of             12/5/92    36,206        $ 9.25        $15.13       $14.13   2.25 yrs.
 Finance, Treasurer             1/9/93    36,206        $11.25        $14.13       $13.13   2.13 yrs.
 and Corporate                 1/21/93    36,206        $11.63        $13.13       $12.13   2.10 yrs.
 Secretary                      1/5/94    36,206        $14.00        $12.13       $11.25   1.15 yrs.

                          (3)  9/18/92    21,230        $ 7.75        $20.72       $19.72   8.30 yrs.
                              11/28/92    21,230        $ 8.88        $19.72       $18.72   8.00 yrs.
                               12/5/92    21,230        $ 9.25        $18.72       $17.72   8.00 yrs.
                                1/9/93    21,230        $11.25        $17.72       $16.72   7.92 yrs.
                               1/21/93    21,230        $11.63        $16.72       $15.72   7.88 yrs.
                                1/5/94    21,230        $14.00        $15.72       $14.72   6.93 yrs.
                               1/14/94    21,230        $15.50        $14.72       $13.72   6.90 yrs.
                               1/27/94    21,230        $15.00        $13.72       $13.05   6.87 yrs.
- ----------------------------------------------------------------------------------------------------

(1) Prior to 1992, the Company did not reprice any options to purchase Common Stock.
(2) These common stock purchase warrants were originally granted on February 27, 1990, with an exercise price of $17.13 per share and an expiration date of February 27, 1995. As described in the Report on Repricing of Options above, the Company adopted a plan on July 21, 1992, to reduce the exercise price of these warrants by $1.00 for every $1.00 increase in the market price of the Company's Common Stock maintained for at least 30 consecutive days, until the exercise price of the warrants equals the target price of $11.25 per share established by the Compensation Committee. This adjustment towards the target price caused three $1.00 per share decreases in the exercise price of these warrants as of December 31, 1992, two additional $1.00 per share decreases in the exercise price of these warrants during the year ended December 31, 1993 and an $.88 decrease in the exercise price of these warrants to the target price during the year ended December 31, 1994. No further decreases in the exercise price of these warrants can occur. The original term of these warrants was not changed with the repricing.

(3) These common stock purchase warrants were originally granted on December 10, 1990 with an exercise price of $20.72 per share and an expiration date of December 10, 2000. As described in the Report on Repricing of Options above, the Company adopted a plan on July 21, 1992, to reduce the exercise price of these warrants by $1.00 for every $1.00 increase in the market price of the Company's Common Stock maintained for at least 30 consecutive days, until the exercise price of the warrants equals the target price of $13.05 per share established by the Compensation Committee. This adjustment towards the target price caused three $1.00 per share decreases in the exercise price of these warrants as of December 31, 1992, two additional $1.00 per share decreases in the exercise price of these warrants during the year ended December 31, 1993, and two additional $1.00 per share decreases and a $.67 per share decrease in the exercise price of these warrants to the target price during the year ended December 31, 1994. No further decreases in the exercise price of these warrants can occur. The original term of these warrants was not changed with the repricing.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Company, which consists of two outside directors, met with the entire Board of Directors in November 1994 to review the Company's compensation policies and practices. Such a review is intended to be conducted annually.

COMPENSATION PHILOSOPHY

  The Compensation Committee, with the support of the entire Board of Directors, has established performance-based criteria for the compensation of CEO Paul A. Frame and for the other senior officers of the Company.

  The compensation philosophy is to pay a low base salary and to provide attractive incentives to earn additional income based on operating results, plus the granting of stock options and warrants to reflect the importance that the Company places on shareholder value. This compensation philosophy also extends to all other officers and executives of the Company.

PERFORMANCE-BASED CASH COMPENSATION

  As detailed under the Employment Arrangements section, Mr. Frame receives a base salary, plus a commission based on revenue and a cash bonus based on pre-tax profits. Similarly, the other senior officers each receive a base salary plus commissions and/or bonuses based on operating results. Because of the performance-based cash compensation and other competitive factors, the Board of Directors resolved to enter in 1991 into a five year employment contract with CEO Paul A. Frame, as well as with Chairman Herbert M. Pearlman, COO Horace A. Calvert and Executive Committee Chairman David S. Lawi.

  For the year ended December 31, 1994, Mr. Frame's total cash compensation increased 63% as compared to the total cash compensation he received for the year ended December 31, 1993, excluding a bonus based on the Company's stock performance, deferred compensation, Company matching 401(k) income and other fringe benefits. This increase in CEO compensation reflects the fact that the Company had record revenues in 1994, which were 70% higher than revenues in 1993, combined with a 65% increase in pre-tax profits in 1994 versus 1993. Correspondingly, Mr. Frame earned increased commissions related to the higher revenues in 1994, and he received an increased cash bonus related to the higher pre-tax profits. Similarly, the total cash compensation for Chairman Pearlman and Executive Committee Chairman Lawi was increased because of increased cash bonuses related to greater pre-tax profits, and the total cash compensation for COO Calvert was increased because of commissions on increased revenues and increased cash bonuses related to greater pre-tax profits.

BONUSES BASED ON STOCK PERFORMANCE

  On January 27, 1995, the Compensation Committee recommended and the Board of Directors approved a shareholder value incentive bonus under which a cash bonus aggregating $4,000,000 would be paid to all salaried employees if the market price of the Company's stock reaches $60.00 per share on or before April 30, 1998, and maintains that price for at least 90 consecutive days. This bonus would be shared by all salaried employees on a basis proportionate to their respective compensation ranking in the Company, and it would vest and be paid out in escalating quarterly installments over a three-year period, subject to continued employment with the Company. As of May 25, 1995, the market price of the Company's Common Stock was $29.625 per share.

  In 1992, when the Company's stock price was $5.375 per share, the Board of Directors adopted a similar plan that provided for a one-time bonus of $2,500,000 to be divided among Messrs. Frame and Calvert and three other key employees if the Company's stock price reached $20 per share and maintained that price for at least 90 consecutive days. The conditions of this bonus were satisfied in June 1994, and the bonus is now being paid in 12 equal quarterly payments contingent on the continued employment of the recipients. For the year ended December 31, 1994, Messrs. Frame and Calvert each received $237,500 under this bonus plan.

STOCK OPTION AND COMMON STOCK PURCHASE WARRANTS PLANS

  The Company had one stock option plan during 1994 for which options were available for granting, the incentive stock option plan (the "ISO Plan"). Options granted under the ISO Plan are incentive stock options pursuant to
Section 422 of the Internal Revenue Code and, therefore, the exercise price of options granted under the ISO Plan may not be less than the fair market value of the Common Stock on the date of grant (or 110% of the fair market value for options granted to employees holding 10% or more of the Common Stock of the Company). Options granted under the ISO Plan have a maximum term of 10 years, subject to certain events related to termination of employment. Mr. Frame and the other named executive officers have been granted stock options under a non-qualified stock option plan and a previous incentive stock option plan. Mr. Marion is the only executive officer to have been granted options under the ISO Plan.

  The Company also has issued common stock purchase warrants to Mr. Frame, as well as to the other named executive officers and most other employees. These warrants are designed to serve as incentives to all employees as to the importance of their productivity related to the Company's financial performance and shareholder value.

  The Company's stock option plans and common stock purchase warrants are designed to provide incentives based upon the Company's financial performance and shareholder returns over time.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

  Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the Chief Executive Officer and four other most highly compensated executive officers of a company, as reported in that company's proxy statement. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The Company believes it has structured its executive compensation in a manner that complies with this statue.

                                          Respectfully submitted,

                                          John E. Stieglitz, Chairman
                                          William Lerner

                               PERFORMANCE GRAPH

  The following graph sets forth the cumulative total stockholder return for the Company's Common Stock as compared to the Russell 2000 index, which covers a broad cross-section of public companies including many which have relatively small stock market capitalization; and a Peer Group index, which represents 17 publicly traded oil-service companies.

                           COMPARATIVE TOTAL RETURNS*
                    Seitel, Inc., Russell 2000, Peer Group**
                     (Performance results through 12/31/94)



                        [PERFORMANCE GRAPH APPEARS HERE]

Measurement Period                              RUSSELL
(Fiscal Year Covered)              SEI           2000       PEER GROUP
- ---------------------        ---------------   ---------    ----------
Measurement Pt-1989              $100.00         $100.00      $100.00
FYE 1990                         $140.60         $ 80.49      $109.32
FYE 1991                         $142.27         $117.56      $ 98.90
FYE 1992                         $160.32         $139.21      $ 98.05
FYE 1993                         $195.95         $165.52      $108.40
FYE 1994                         $306.40         $162.51      $ 99.68



                      1989         1990         1991         1992         1993         1994
 SEI          [_]   $100.00      $140.60      $142.27      $160.32      $195.95      $306.40
- --------------------------------------------------------------------------------------------
 Russell 2000 [ ]   $100.00      $ 80.49      $117.56      $139.21      $165.52      $162.51
- --------------------------------------------------------------------------------------------
 Peer Group   [ ]   $100.00      $109.32      $ 98.90      $ 98.05      $108.40      $ 99.68

   Assumes $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in SEI common stock, Russell 2000 Index, and Peer Group.
 * Cumulative total return assumes reinvestment of dividends.
** Peer Group: Baker Hughes, Daniel Inds., Dresser Ind., Enterra Corp., Global
   Marine, Halliburton Co., Helmerich & Payne, Kaneb Services, McDermott Int'l., Parker Drilling, Reading & Bates, Rowan Cos., Smith Int'l. Inc., Schlumberger Ltd., Tidewater, Inc., Varco Int'l., Western Co. of No. America.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

  On July 21, 1992, the Company granted ten-year loans at an interest rate of 4% to most of its employees for purchases of the Company's Common Stock at the current market price of $5.375 per share. The Company recorded compensation expense of $64,000 related to these loans in 1994. Payments of 5% of the original principal balance plus accrued interest are due annually on August 1, with a balloon payment of the remaining principal and accrued interest due August 1, 2002. The stock certificates are held by the Company as collateral until payment is received. Loans in excess of $60,000 were made to Messrs. Frame, Calvert and Rives and Ms. Valice, amounting to $537,500, $537,500, $134,375 and $134,375, respectively. The largest aggregate amounts of principal and interest outstanding on such loans during 1994 were approximately $530,000, $530,000, $133,000 and $133,000, respectively. As of May 25, 1995, the aggregate amounts of principal and interest outstanding on such loans were approximately $499,000, $499,000, $105,000, and $125,000, respectively.

  The Company's wholly-owned subsidiary DDD Energy, Inc. ("DDD Energy"), which acquires and develops non-operating interests in mineral properties, acts as managing partner of a general partnership (the "1994 Partnership"). The 1994 Partnership was formed to permit officers, directors and employees of the Company and its subsidiaries who are accredited investors to invest in mineral interests as general partners in the 1994 Partnership. The 1994 Partnership is a blind pool which invested partnership funds throughout the year in mineral interests. Pursuant to the partnership agreement governing the 1994 Partnership, DDD Energy agreed to use its reasonable efforts to allow the 1994 Partnership to invest, along with DDD Energy, in all non-operating mineral interests in which DDD Energy invested during 1994, and the 1994 Partnership was obligated to invest in all interests in which DDD Energy invested (to the extent allowed by the sellers of such interests) until funds of the 1994 Partnership allocated to acquisitions were exhausted. Pursuant to the partnership agreement, the amount of the investment of the 1994 Partnership equals five percent of the total investment in each such mineral interest made by the 1994 Partnership and DDD Energy. DDD Energy determines the amount that it desires to invest in a particular mineral interest, and then adds the amount to be invested by the 1994 Partnership to determine the total level of investment by DDD Energy and the 1994 Partnership. Therefore, DDD Energy does not forego any opportunity to invest in transactions by allowing the 1994 Partnership to invest with DDD Energy. All sums required for the 1994 Partnership to acquire such interests and pay costs related to such interests thereafter are provided by the officer, director and employee general partners, and no funds for the 1994 Partnership's investments are provided by DDD Energy or the Company. During 1994, the officer, director and employee general partners contributed an aggregate of $962,000 to the 1994 Partnership. Paul A. Frame, Horace A. Calvert, Herbert M. Pearlman, David S. Lawi, Debra D. Valice, James C. Rives, Jr., Jesse R. Marion and John E. Stieglitz have 10.4%, 10.4%, 10.4%, 10.4%, 7.8%, 7.5%, 5.2% and 3.1% general partnership interests, respectively, in the 1994 Partnership.

  DDD Energy acts as managing partner of a similar partnership relating to the non-operating mineral interests in which it will invest in 1995 (the "1995 Partnership"). Officers, directors and employees of the Company and its subsidiaries have contributed $836,500 to the 1995 Partnership. Paul A. Frame, Horace A. Calvert, Herbert M. Pearlman, David S. Lawi, Debra D. Valice, James
C. Rives, Jr. and Jesse R. Marion have 12%, 12%, 17.9%, 12%, 9%, 7.2% and 6%
general partnership interests, respectively, in the 1995 Partnership.

  PROPOSAL TO APPROVE THE SEITEL, INC. 1995 SHAREHOLDER VALUE INCENTIVE BONUS
                                      PLAN

  On January 27, 1995, the Board of Directors of the Company adopted, subject to stockholder approval, the 1995 Shareholder Value Incentive Bonus Plan (the "Bonus Plan"). The Bonus Plan is intended to provide an incentive to all salaried employees of the Company and its subsidiaries to work to increase the value of the Company as reflected by the Company's stock price. Under the Bonus Plan, a bonus of $4,000,000 would be paid to the salaried employees of the Company and its subsidiaries when the price of the Company's Common Stock reaches $60.00 per share on or before April 30, 1998, and maintains that price for at least 90 consecutive days. The Board of Directors began considering this Bonus Plan in early January 1995, when the Company's Common Stock was trading at approximately $20 per share. The $4,000,000 bonus under the Bonus Plan would represent 1% of the approximately $400,000,000 increase in shareholder value resulting from the increase in price of the Company's Common Stock from $20 to $60 per share, assuming 10,000,000 shares are outstanding. The bonus would be paid in quarterly installments over a three-year period, and would be shared among all of the salaried employees of the Company and its subsidiaries proportionately to their compensation. As of May 25, 1995, the Company and its subsidiaries had 87 salaried employees, of whom eight are directors or executive officers of the Company, and the closing price of the Company's Common Stock on the New York Stock Exchange was $29.625 per share.

  PLAN SUMMARY. The following summary of the material features of the Bonus Plan is qualified in its entirety by reference to the full text of the Bonus Plan, which is attached hereto as Exhibit A.

  The Company shall pay an aggregate bonus of $4,000,000 to participants under the Bonus Plan ("Participants") if the closing price of the Company's Common Stock as reported on the New York Stock Exchange equals or exceeds $60.00 per share (the "Target Price") on or before April 30, 1998, and thereafter equals or exceeds the Target Price for a period of 90 consecutive days (the "Target Date"). Only those persons who are salaried employees of the Company or one of the Company's subsidiaries on the Target Date will be qualified as Participants under the Bonus Plan. Each Participant will be entitled to receive, subject to vesting as hereinafter described, a bonus equal to $4,000,000 multiplied by a fraction, the numerator of which shall equal the compensation paid to the Participant during the period beginning on February 1, 1995, and ending on the Target Date (the "Calculation Period"), and the denominator of which shall equal the total compensation paid to all Participants during the Calculation Period (a "Participant's Bonus").

  Each Participant shall vest in his or her Participant's Bonus in 12 portions. The first portion will vest on the Target Date, and each subsequent portion shall vest on the first day of each third month thereafter (each a "Vesting Date"). Participants shall vest as to 6.25% of their Participant's Bonus on each of the first four Vesting Dates, as to 8.75% of their Participant's Bonus on the next four Vesting Dates, and as to 10% of their Participant's Bonus on each of the last four Vesting Dates. Should any Participant cease to be a salaried employee of the Company or subsidiary, the unvested portion of the Participant's Bonus shall be forfeited, and the Participant shall no longer be entitled to receive any unvested portions of the Participant's Bonus. However, any Participant terminated without cause after the Target Date shall upon such termination without cause become immediately vested in one-half of any then unvested portion of the Participant's Bonus (and shall forfeit the other one-half of the then unvested portion), and the Company shall pay the portion of such Bonus then vesting to such Participant in full within 30 days of such termination without cause. In the event of termination with cause of a Participant or of death or permanent disability of any Participant occurring while such Participant is a salaried employee of the Company or one of its subsidiaries, all of the unvested portion of the Participant's Bonus shall be forfeited. Any amount of any Participant's Bonus that is forfeited shall be redistributed to the other Participants proportionally based on the Participants' Bonuses of such remaining Participants. As used in the Bonus Plan, "termination without cause" means a termination not justified by poor job performance, employee misconduct or misbehavior, or any other justifiable reason.

  Under the Bonus Plan, payments of each Participant's Bonus shall be made in 12 quarterly payments, the amount of which shall be equal to the portion of the Participant's Bonus having vested on the immediately preceding Vesting Date. The first such payment shall be made on the first day of the month following the month in which the Target Date occurs, and subsequent payments shall be made on the first day of each third month thereafter (each a "Bonus Payment Date") until the Participants' Bonuses have been paid in full.

  In the event the Company is a party to any merger, consolidation or corporate reorganization, as the result of which the Company is the surviving corporation, the rights and duties of the Participants and the Company under the Bonus Plan will not be affected in any manner. In the event the Company sells all or substantially all of its assets or is a party to a merger, consolidation or corporate reorganization, as a result of which the Company is not the surviving organization, or in the event any other corporation makes a successful tender or exchange offer for more than 50% of the stock of the Company (the surviving corporation, purchaser, or tendering corporation being hereinafter referred to as the "purchaser," and the transaction being hereinafter referred to as the "purchase"), and the Board of Directors obtains the agreement of the purchaser to assume the obligations of the Company to pay the remaining payments of Participants' Bonuses pursuant to the terms of the Bonus Plan, then the rights and duties of the Participants and the Company (as assumed by the purchaser) shall not be affected in any manner. If the Company is purchased and the Board of Directors does not obtain such agreement of the purchaser to assume such obligations on or before the date of such purchase, all unvested portions of all Participants' Bonuses that have not been forfeited as of the date of such purchase shall be accelerated and shall be immediately paid to all such Participants by the Company.

  STOCKHOLDER APPROVAL. In adopting the Bonus Plan, the Board of Directors has provided that the Bonus Plan be submitted to stockholder approval at the 1995 Annual Meeting. However, the Bonus Plan is not required by law or New York Stock Exchange rules to be submitted to a vote of the stockholders. The Bonus Plan provides that if it is not approved by the affirmative vote of the majority of shares of the Company's Common Stock present and entitled to vote thereon at the Annual Meeting, the Board of Directors may, but shall not be obligated to, amend or revoke the Bonus Plan in its sole discretion. In the event the Bonus Plan is not approved by the stockholders and is not revoked by the Board of Directors, cash payments under the Bonus Plan to any named executive officer may not be deductible by the Company as compensation expense. The Board of Directors has not determined what action it will take with respect to the Bonus Plan in the event it is not approved by the stockholders.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

PROPOSAL TO APPROVE CERTAIN AMENDMENTS TO THE SEITEL, INC. 1993 INCENTIVE STOCK
                                  OPTION PLAN

  The Company in the past has used stock options for attracting, retaining and motivating key employees and directors by providing them incentives to enhance the growth and profitability of the Company. The Company believes that stock options can be used to provide incentives to persons with experience and ability so that they will remain in the employ of the Company or its subsidiaries, and can be used to attract new employees whose services are considered valuable to the Company or its subsidiaries, by encouraging a proprietary interest by such persons in the development and financial success of the Company.

  On May 10, 1993, the Board of Directors adopted the Seitel, Inc. 1993 Incentive Stock Option Plan (the "ISO Plan"), and on July 28, 1993, the stockholders of the Company approved the ISO Plan. The ISO Plan currently provides for the issuance of options to purchase up to 295,000 shares of Common Stock, which options may not be granted after May 10, 2003. As of May 25, 1995, a total of 252,333 shares of Common Stock were issuable or have been issued pursuant to options granted under the ISO Plan, and therefore only 42,667 shares remain available for options to be granted under the ISO Plan.

  Recognizing the limited number of shares remaining available for the granting of new options under the ISO Plan and the anticipated continued growth of the Company, the Board of Directors, on May 12, 1995, approved an amendment to the ISO Plan to increase the number of shares of Common Stock available for issuance pursuant to options granted under the ISO Plan by 405,000 shares. This amendment, if approved by the stockholders, will increase the total number of shares that could be purchased under the ISO Plan to 700,000, of which 447,667 would currently be available for the granting of new options under the ISO Plan. The Board also determined to amend the ISO Plan to permit options to be granted to any employee of the Company or a subsidiary, instead of limiting eligible employees to full-time, salaried employees as the ISO Plan currently provides. In addition, in order to ensure the tax deduction of the Company arising upon certain dispositions of shares received upon the exercise of options by certain participants, the Board of Directors also determined to amend the ISO Plan to limit the maximum number of options that may be granted in any calendar year to any single participant to options to purchase no more than 100,000 shares of Common Stock. The proposed amendments to the ISO Plan are set forth in Exhibit B hereto.

  At May 25, 1995, a total of 252,333 shares of Common Stock were issuable or have been issued pursuant to options granted under the ISO Plan, and 42,667 shares were available for options to be granted under the ISO Plan. The proposed amendments to the ISO Plan will authorize the issuance of an additional 405,000 shares of Common Stock pursuant to options to be granted and exercised under the ISO Plan. The current market value of the additional 405,000 shares of Common Stock, based on the closing price of the Common Stock as reported by the New York Stock Exchange on May 25, 1995, is $11,998,125.

  SUMMARY OF THE ISO PLAN. Under the current terms of the ISO Plan, the Company may grant options to purchase up to an aggregate of 295,000 shares of Common Stock. Pursuant to the proposed amendments to the ISO Plan, this number will be increased by 405,000 shares of Common Stock, to a total of 700,000 shares. Options under the ISO Plan are intended to be incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

  The Compensation Committee or such other committee as may be appointed by the Board (the "Committee") is empowered to administer the ISO Plan. The ISO Plan is currently administered by the Compensation Committee. Under the terms of the ISO Plan, the Committee shall consist of at least two persons, and all members shall be "disinterested persons" within the meaning of Rule 16b-3 (or any successor rule or regulation) promulgated under the Securities Exchange Act of 1934.

  Currently, ISO Plan awards may be granted to selected full-time, salaried employees of the Company or its subsidiaries (the "Participants") in consideration for services provided to the Company or its subsidiaries. Pursuant to the proposed amendments, any employee of the Company or a subsidiary would be eligible to receive grants of options under the ISO Plan. The Company currently has six persons serving as directors who are also employees of the Company, and as of May 25, 1995, had a total of 147 employees. Any employee-director is eligible to receive plan awards, unless such person serves on the Committee. Actual participation in the ISO Plan will be determined in the sole discretion of the Committee.

  The exercise price for options under the ISO Plan shall be not less than 100% of the fair market value per share on the date of grant of such option. In the event that an option is granted under the ISO Plan to any person who, at the time such option is granted, owns more than 10% of the total combined voting power of classes of shares of the Company or of any subsidiary of the Company (a "10% Stockholder"), then the exercise price of the options shall be not less than 110% of the fair market value of the shares on the date such option is granted. Fair market value as used in the ISO Plan means the closing sales price of Common Stock per share as reported in the Wall Street Journal as of the date of the grant. Payment for the shares acquired upon exercise of an option under the ISO Plan shall be made in cash or other property deemed acceptable by the Committee.

  Any option granted under the ISO Plan is exercisable at such times, under such conditions (including, without limitation, performance criteria with respect to the Company and/or the optionee), in such amounts and during such period or periods as the Committee determines on the date of the grant of such option. Such options, however, shall not be exercisable after the expiration of ten years from the date such option is granted. In the case of an option granted to a 10% stockholder, such options shall not be exercisable after the expiration of five years from the date such options are granted.

  The aggregate fair market value (determined as of the time an option is granted) of the stock with respect to which options are exercisable for the first time by any Participant during any calendar year, under the ISO Plan and all of the Company's other plans, may not exceed $100,000. In addition, pursuant to the proposed amendments, the Company may not grant under the ISO Plan in any calendar year options to purchase in excess of 100,000 shares of Common Stock to any single Participant.

  The Committee may establish procedures under the ISO Plan for an optionee:
(1) to pay the exercise price of an option by withholding from the total number of shares to be acquired upon exercise of an option that number of shares having a fair market value equal to the exercise price; (2) to have withheld from the total number of shares to be acquired, in the same manner as (1) above, the withholding obligation for federal and state income and other taxes; and (3) to exercise a portion of the option by delivering shares of common stock already owned by such optionee in payment of the exercise price.

  In general, if an optionee ceases to be an employee of the Company or its subsidiaries for reasons other than disability (as defined in Section 22(e)(3) of the Code) or death, he or she will have until the earlier of three months from the date of such termination or the date the option expires to exercise the option, to the extent the optionee was entitled to exercise the option on the date of termination.

  If an optionee is unable to continue to perform services for the Company or any of its subsidiaries as a result of disability, he or she will have until the earlier of twelve months from the date of such disability or the date the option expires to exercise the option, in whole or in part, to the extent the optionee was entitled to exercise the option on such date. In addition, the optionee must have been an employee since the date of grant and must be an employee on the date of disability to take advantage of this provision. These same rules apply to the exercise of options in the event of the death of an optionee.

  An option granted under the ISO Plan may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and is not assignable by operation of law or subject to execution, attachment or similar process.

  Subject to any required action by the stockholders of the Company, the number of shares covered by each outstanding option (as well as the exercise price covered by any outstanding option) shall be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a stock split, payment of a stock dividend with respect to the Common Stock or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company.

  In the event the Company is a party to any merger, consolidation or corporate reorganization, as the result of which the Company is the surviving corporation, the rights and duties of the Participants and the Company will not be affected in any manner. In the event the Company sells all or substantially all of its assets or is a party to a merger, consolidation or corporate reorganization, as a result of which the Company is not the surviving organization, or in the event any other corporation makes a tender or exchange offer for stock of the Company (the surviving corporation, purchaser, or tendering corporation being hereinafter referred to as the "purchaser," and the transaction being hereinafter referred to as the "purchase"), then the Board may, at its election, (i) reach an agreement with the purchaser that the purchaser will assume the obligations of the Company as to all outstanding options under the ISO Plan; (ii) reach an agreement with the purchaser that the purchaser will convert each outstanding option under the ISO Plan into an option of at least equal value as to stock of the purchaser; or (iii) not later than thirty days prior to the effective date of the purchase, notify all Participants that their options under the ISO Plan are accelerated and afford to each

Participant a right for ten days after the date of such notice to exercise any then unexercised portion of all options held by him or her, whether or not such options shall then be exercisable under the terms of the ISO Plan or his or her option agreement.

  The ISO Plan will expire on May 10, 2003, unless sooner terminated. The Board may terminate the ISO Plan at any time in its sole discretion. No options may be granted under the ISO Plan after it is terminated. The termination of the ISO Plan, or any amendment thereto, shall not affect any shares previously issued to a Participant or any option previously granted under the ISO Plan.

  The ISO Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

  PARTICIPATION IN THE ISO PLAN. The following table sets forth certain information with respect to stock options granted pursuant to the ISO Plan during fiscal year 1994 to (i) the executive officer named below, (ii) all current executive officers as a group, and (iii) all employees, including all current officers who are not executive officers, as a group. The options shown below are not necessarily indicative of the number of options that may be granted in the future. No options were granted in 1994 under the ISO Plan to any named executive officer other than Mr. Marion or to any of the Company's Directors.

                             AMENDED PLAN BENEFITS
                 1993 SEITEL, INC. INCENTIVE STOCK OPTION PLAN

                                                                NUMBER OF SHARES
                                                                OF COMMON STOCK
                                                                   UNDERLYING
       NAME                                                      OPTION GRANTED
       ----                                                     ----------------
       Jesse R. Marion, Vice President of Sales................      20,000
       All Executive Officers as a Group.......................      20,000
       All Non-Executive Officer Employees as a Group..........      82,000

  FEDERAL INCOME TAX CONSEQUENCES. The following is a brief description of the federal income tax consequences generally arising with respect to options that may be granted under the ISO Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to Participants.

  The options to be granted under the ISO Plan are intended to be incentive stock options within the meaning of Section 422 of the Code. A Participant therefore does not realize taxable income upon the grant of stock options under the ISO Plan. In addition, a Participant will not realize taxable income with respect to the excess of the fair market value of stock received on exercise of the option over the exercise price under the ISO Plan. The income tax treatment of any gain or loss realized upon a Participant's disposition of shares received upon exercise of options granted under the ISO Plan depends on the timing of the disposition. If the Participant holds the shares received upon exercise of such options for the longer of two years from the date such option was granted or one year from the date of exercise, the difference (if any) between the amount realized from the sale of such shares and the Participant's tax basis (i.e., generally the exercise price) will be taxed as long-term capital gain or loss.

  If a Participant disposes of the shares before the end of the applicable holding periods described above (i.e., he or she makes a "disqualifying disposition"), such Participant may be deemed to be in receipt of taxable income in the year of the disqualifying disposition, depending on the selling price. If the selling price exceeds the fair market value of the stock on the date of exercise, the excess of the fair market value over the exercise price is taxable to the Participant as ordinary income, and the excess of the selling price over the fair market value is taxable to the Participant as capital gain. If the selling price exceeds the exercise price but not the fair market value of the stock on the date of exercise, the excess of the selling price over the exercise price is taxable to the Participant as ordinary income. If the selling price is less than the exercise price, the difference is treated as capital loss.

  The Company is not entitled to a deduction for federal income tax purposes with respect to the grant or exercise of stock options under the ISO Plan or the disposition of shares acquired upon exercise (if the applicable holding periods have been met). In the event of a disqualifying disposition, however, the Company is entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the Participant, to the extent it is reasonable compensation.

  Certain Participants may be subject to alternative minimum tax which in individual cases could reduce or eliminate any tax benefits to them under the ISO Plan.

  THE SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS FOR THE INFORMATION OF STOCKHOLDERS CONSIDERING HOW TO VOTE AT THE ANNUAL MEETING ONLY AND NOT AS A GUIDE TO PARTICIPANTS. PARTICIPANTS SHOULD CONSULT THEIR OWN TAX ADVISORS FOR DETERMINATION AS TO THE SPECIFIC TAX CONSEQUENCES APPLICABLE TO THEM.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                         INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors has selected Arthur Andersen LLP as independent auditors for the Company for the year ending December 31, 1995, which appointment will be submitted for ratification at the meeting. Arthur Andersen LLP has served as independent auditors to the Company since 1985. The Company has been advised that representatives of Arthur Andersen LLP will attend the Annual Stockholder Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                           PROPOSALS BY STOCKHOLDERS

  Proposals that stockholders wish to include in the Company's proxy statement and form of proxy for presentation at the next Annual Meeting of Stockholders to be held in 1996 must be received by the Company at 50 Briar Hollow Lane, 7th Floor West, Houston, Texas 77027, Attention Debra D. Valice, no later than February 8, 1996.

                                 MISCELLANEOUS

  The Board of Directors knows of no other matters that are to be brought before the meeting. However, if any other matters do come before the meeting, the persons named on the enclosed form of proxy or their substitutes will vote in accordance with their judgment in those matters.

  The cost of solicitation of proxies, including expenses in connection with preparing, assembling and mailing this proxy statement, will be borne by the Company. The solicitation will be made by mail and may also be made by officers or regular employees of the Company personally or by telephone or telegram. The Company may reimburse brokers, custodians and nominees for their expenses in sending proxies and proxy material to beneficial owners.

June 5, 1995
Houston, Texas

                                   EXHIBIT A

                  1995 SHAREHOLDER VALUE INCENTIVE BONUS PLAN

  Seitel, Inc., a Delaware corporation (the "Company"), hereby adopts the following 1995 Shareholder Value Incentive Bonus Plan (the "Plan") effective as of February 1, 1995 (the "Effective Date"), subject to shareholder approval as set forth herein.

                                   I. PURPOSE

  The Plan is intended as an employment incentive, to retain in the employment of the Company and its majority owned subsidiaries ("Subsidiaries") persons of training, experience, and ability, to attract new employees whose services are considered valuable to the Company, and to stimulate the active interest of such persons in the development and financial success of the Company, as evidenced by the market price of the Company's common stock.

                        II. BONUS AMOUNT AND CONDITIONS

  The Company shall pay an aggregate bonus in the sum of $4,000,000 (the "Bonus") to participants under the Plan ("Participants") if the closing price of the Company's common stock, par value $0.01 per share, as traded on the New York Stock Exchange (or, should the Company's common stock cease to be listed thereon, on any other nationally recognized stock exchange) equals or exceeds $60.00 per share (the "Target Price") on or before April 30, 1998, and thereafter equals or exceeds the Target Price for a period of ninety (90) consecutive days (the "Target Date"). If the closing price of the Company's common stock does not reach the Target Price on or before April 30, 1998, or does not remain above the Target Price for such 90 consecutive day period, no Bonus shall be payable hereunder. The Board of Directors of the Company shall make appropriate adjustments to the Target Price in the event of any change in the common stock of the Company through the declaration of stock dividends, or through recapitalization resulting in stock splits, or combinations or exchanges of shares, or any similar transactions.

                               III. PARTICIPATION

  Only those persons who are salaried employees of the Company or its Subsidiaries on the Target Date will be qualified as Participants under the Plan and entitled to receive any bonus hereunder. Each Participant shall be entitled to receive a bonus, subject to vesting as specified herein, equal to the aggregate Bonus ($4,000,000) multiplied by a fraction, the numerator of which shall be the total compensation paid to the Participant by the Company (or applicable Subsidiary) during the period beginning on the Effective Date and ending on the Target Date (the "Calculation Period"), and the denominator of which shall be the sum of all compensation paid to all Participants by the Company and its Subsidiaries during the Calculation Period (a "Participant's Bonus"). Notwithstanding anything herein to the contrary, compensation received by a Participant from a Subsidiary that is not wholly-owned by the Company shall be multiplied by the percentage of the outstanding voting stock of the Subsidiary owned by the Company at the time of receipt of such compensation for the purposes of calculating Participants' Bonuses hereunder. Compensation, as used to determine a Participant's Bonus hereunder, shall include salary, commissions, bonuses based on revenues, profits, earnings, sales, or similar financial performance levels, and car allowances, but shall not include other fringe benefits, employer contributions to the 1988 Incentive Compensation Program, retirement or 401(k) plans, bonuses based on stock performance, compensation deemed to be received upon exercise of stock options, reimbursements, or living allowances.

                                  IV. VESTING

  Each Participant shall vest in his or her Participant's Bonus in twelve (12) portions, the first portion of which will vest on the Target Date, the second portion of which will vest on the first day of the third month following the month in which the Target Date occurs, and the remaining portions of which shall vest on the first day of each third month thereafter (each a "Vesting Date"). Participants shall vest as to 6.25% of their Participant's Bonus on each of the first four Vesting Dates, as to 8.75% of their Participant's Bonus on the next four Vesting Dates, and as to 10% of their Participant's Bonus on each of the last four Vesting Dates. No Participant shall vest in and be entitled to payment of any quarterly payment of the Participant's Bonus (as provided in Section V hereof) unless on such Vesting Date such Participant is and has been at all times since the Target Date a salaried employee of the Company or a Subsidiary. Should any Participant cease to be a salaried employee of the Company or a Subsidiary, the unvested portion of the Participant's Bonus shall be forfeited, and the Participant shall no longer be entitled to receive any unvested portions of the Participant's Bonus. Notwithstanding the foregoing, any Participant terminated without cause after the Target Date shall upon such termination without cause become immediately vested in one-half of any then unvested portion of the Participant's Bonus (and shall forfeit the other one-half of the then unvested portion), and the Company shall pay the portion of such Bonus vesting upon such termination without cause to such Participant in full within 30 days of such termination. In the event of termination with cause of a Participant or a death or permanent disability of any Participant occurring while such Participant is a salaried employee of the Company or a Subsidiary, all of the unvested portion of the Participant's Bonus shall be forfeited. Any amount of any Participant's Bonus that is forfeited shall be redistributed to the other Participants proportionally based on the Participants' Bonuses of such remaining Participants.

  As used herein, "termination without cause" shall mean a termination not justified by poor job performance, employee misconduct or misbehavior, or any other justifiable reason. Nothing herein shall be construed as placing any restrictions on the ability of the Company or any Subsidiary to terminate any employee at any time.

                               V. BONUS PAYMENTS

  The Company shall pay each Participant his or her respective Participant's Bonus in twelve (12) quarterly payments, the amount of which shall be equal to the portion of the Participant's Bonus having vested on the immediately preceding Vesting Date. The first such payment shall be made on the first day of the month following the month in which the Target Date occurs, and subsequent payments shall be made on the first day of each third month thereafter (each a "Bonus Payment Date") until the Participants' Bonuses have been paid in full.

                               VI. CERTAIN EVENTS

  In the event the Company shall be a party to any merger, consolidation or corporate reorganization, as the result of which the Company shall be the surviving corporation, the rights and duties of the Participants and the Company shall not be affected in any manner. In the event the Company shall sell all or substantially all of its assets or shall be a party to any merger, consolidation or corporate reorganization, as the result of which the Company shall not be the surviving organization, or in the event any other corporation makes a successful tender or exchange offer for more than 50% of the stock of the Company (the surviving corporation, purchaser, or tendering corporation being hereinafter collectively referred to as the "purchaser," and the transaction being hereinafter referred to as the "purchase"), and the Board of Directors obtains the agreement of the purchaser to assume the obligations of the Company to pay the remaining payments of Participants' Bonuses pursuant to the terms hereof, then the rights and duties of the Participants and the

Company (as assumed by the purchaser) shall not be affected in any manner. If the Company is purchased and the Board of Directors does not obtain such agreement of the purchaser to assume such obligations on or before the date of such purchase, all unvested portions of all Participants' Bonuses that have not been forfeited as of the date of such purchase shall be accelerated and shall be immediately paid to all such Participants by the Company.

                           VII. SHAREHOLDER APPROVAL

  In adopting this Plan, the Board of Directors of the Company has directed that the Plan be submitted for approval by the shareholders at their next annual meeting. If the Plan is not approved by the affirmative vote of the majority of shares of the Company's common stock present and voting at such meeting at which a quorum is present, the Board of Directors reserves the right to amend or revoke the Plan in its sole discretion.

                          VIII. COMPENSATION COMMITTEE

  The performance goals under this Plan (including the Target Price and the time period in which it must be attained) were determined by the Compensation Committee of the Board of Directors of the Company. Before the Company shall be obligated to make any payments of Bonus under this Plan, the Compensation Committee shall certify to the Board that the material terms and performance goals hereunder have been met, which determination shall be made by the Compensation Committee in its sole discretion.

                               IX. GOVERNING LAW

  The Plan shall be governed by and construed in accordance with the laws of the State of Texas.

                                   EXHIBIT B

                 SEITEL, INC. 1993 INCENTIVE STOCK OPTION PLAN
                 STATEMENT OF AMENDMENTS EFFECTIVE MAY 12, 1995

1. Section II(5) is hereby amended to read as follows:

   Eligible Employee shall mean any person who is employed by the Company or a Subsidiary, including, but not limited to, any employee who is also an officer and director of the Company or a Subsidiary, but not including any director who serves on the Committee.

2. The first sentence of Section V is hereby amended to read as follows:

   Subject to adjustment as provided in Section VIII hereof, a total of Seven Hundred Thousand (700,000) shares of Common Stock of the Company (the "Shares") shall be subject to the Plan.

3. The first sentence of the section headed "Eligibility" under Section VI is hereby amended to read as follows:

   Employees of the Company or a Subsidiary who are in a position to materially contribute to the Company's or such Subsidiary's success shall be eligible for participation under the Plan.

4. The section headed "Maximum Annual Amount Per Employee" under Section VII is hereby amended by adding the following sentence at the end of such section:

   In no event will any Participant be granted under the Plan in any calendar year Options to purchase more than 100,000 Shares, subject to adjustment as provided in Section VIII hereof.

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                                 SEITEL, INC.
                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                 JULY 18, 1995

        The undersigned hereby appoints HERBERT M. PEARLMAN and PAUL A. FRAME, and each of them, with full power of substitution, proxies to vote all stock of Seitel, Inc. owned by the undersigned at the Annual Meeting of Stockholders
July 18, 1995 and any adjournment of the meeting, on the items of business set forth on the reverse side and on such other business as may properly come before the meeting.

                        (TO BE SIGNED ON REVERSE SIDE)

                                                                     SEE REVERSE
                                                                         SIDE
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

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                          __                                        |
  /X/ PLEASE MARK YOUR    |                                         |
      VOTES AS IN THIS                                              |____
      EXAMPLE.

  BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING MATTERS:

                     FOR         WITHHOLD      NOMINEES: PAUL A. FRAME
  1. ELECTION OF     / /           / /                   HORACE A. CALVERT
     DIRECTORS                                           HERBERT M. PEARLMAN
                                                         DAVID S. LAWI
                                                         JAMES C. RIVES, JR.
                                                         WILLIAM LERNER
                                                         WALTER M. CRAIG, JR.
                                                         JOHN E. STIEGLITZ

  TO WITHHOLD AUTHORITY TO VOTE FOR ANY
  NOMINEE(S), PRINT NAME(S), BELOW.

  --------------------------------------
                                                     FOR      AGAINST    ABSTAIN

  2. PROPOSAL FOR THE APPROVAL OF THE SEITEL, INC.   / /        / /        / /
     1995 SHAREHOLDER VALUE INCENTIVE BONUS PLAN.

  3. PROPOSAL FOR THE APPROVAL OF CERTAIN            / /        / /        / /
     AMENDMENTS TO THE SEITEL, INC. 1993 INCENTIVE
     STOCK OPTION PLAN.

  4. PROPOSAL FOR THE SELECTION OF ARTHUR            / /        / /        / /
     ANDERSEN LLP AS THE INDEPENDENT CERTIFIED
     PUBLIC ACCOUNTANTS FOR THE YEAR ENDING
     DECEMBER 31, 1995.

  CHECK THIS BOX IF DUPLICATE ANNUAL REPORTS         / /
  TO STOCKHOLDERS ARE SENT TO YOUR ADDRESS AND
  YOU DO NOT NEED A PERSONAL COPY SENT TO YOU.

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IF THE UNDERSIGNED FAILS TO SPECIFY HOW THIS PROXY IS TO BE VOTED, IT WILL BE VOTED FOR THE ELECTION OF THESE DIRECTORS AND FOR PROPOSALS 2, 3 AND 4.

  SIGNATURE(S)                                        DATE
              ---------------------------------------     ---------------------
  NOTE: (Please sign your name exactly as it appears on the proxy. When signing as attorney, agent, executor, administrator, trustee, guardian or corporate officer, please give full title as such. Each joint owner should sign the proxy).

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